UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 7, 2008

CONTANGO OIL & GAS COMPANY

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	001-16317	95-4079863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3700 BUFFALO SPEEDWAY, SUITE 960

HOUSTON, TEXAS 77098

(Address of principal executive offices)

(713) 960-1901

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 7, 2008, Contango Oil & Gas Company entered into a definitive agreement with a major Asian utility company (the “Purchaser”) to sell its ten percent (10%) limited partnership interest in Freeport LNG Development LP (“Freeport”) for approximately $68 million. The sale is subject to the Purchaser’s board approval and customary closing conditions and adjustments.

Freeport is engaged in developing a liquefied natural gas receiving and gasification terminal on Quintana Island, near Freeport, Texas. Contango owns the ten percent limited partnership interest in Freeport through its wholly owned subsidiary, Contango Sundance, Inc. The sale is part of Contango’s previously announced review of strategic alternatives to enhance shareholder value.

A copy of the press release announcing that the Company had entered into the Agreement is attached as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Description of Document
99.1	Press release dated January 8, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTANGO OIL & GAS COMPANY

Date: January 10, 2008	By:	/s/ KENNETH R. PEAK
Kenneth R. Peak
Chairman and Chief Executive Officer